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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Michigan Heritage Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To Our Shareholders

Michigan Heritage Bancorp experienced its most profitable fiscal year ever in 2002 with net income of $1,252,000 ($.84/share), up from net income of $110,000 ($.07/share) in 2001. This 11-fold increase was chiefly attributable to a 37% rise in net interest income from better margins and a 72% surge in noninterest income from higher bank charges, fees and gain on the sales of mortgages, loans and leases.

The asset size of the Bank grew 6% from $143,529,000 in 2001 to $152,328,000 in 2002. Key performance ratios of the Bank improved significantly. The full year 2002 Return on Average Assets (ROAA) rose to .88% from .09% in 2001. The Return on Average Equity (ROAE) for 2002 rose to 9.49% from .87% in 2001. These results rank among the best of Michigan’s de novo banks. The Bank’s efficiency ratio improved to 65% from 80% last year. Core deposits increased 90% reflecting the Bank’s ability to build a more loyal customer base through checking and money market products.

Despite weak business conditions, soft loan demand and lower interest rates, the Bank recorded record profits, grew its balance sheet, controlled operating costs, lowered our cost of funds and improved our margins.

The plans for 2003 call for increased earnings with continued growth. With our headquarters and branch in Farmington Hills and branch offices located in Novi and Troy, the Bank is positioned to continue its growth in the foreseeable future. These locations, in one of the largest and fastest growing counties in the country, enhance its ability to do business in a highly competitive marketplace. The Bank will explore adding additional branches to build franchise value and shareholder equity.

The direct lending side of the Bank has added two new commercial lending officers and a Senior Credit Officer. More emphasis will be placed on this area of lending as the Bank goes forward. The focus will be on small- to medium-sized businesses. The void created by more mergers and consolidation within the banking industry will continue to create opportunities for banks that can be responsive to the financial services needs of this business community.

Another initiative for 2003 is MHB Financial, LLC, a joint venture with the Michigan Association of Insurance Agents (MAIA), which will allow the Bank to offer mortgage products to the customers of the independent agents throughout Michigan. Michigan Heritage Bank has had a relationship with the MAIA to offer deposit products through their agencies since 1998. This relationship is part of a program called the Independent Agent Financial Network (IAFN) which allows independent agents the opportunity to offer bank deposit products, consumer lending products and now mortgages to their customers through participation in the network. MHB Financial, LLC is another part of this network. We are excited about the potential of this joint venture.

As fellow shareholders, we remain committed to increasing shareholder value. The rise in the value of your stock over the past year has run counter to the market. While the Market searches for the end to this recession and lagging stock prices, your shares in Michigan Heritage Bank have far outpaced the market. The end of the year 2002 price of $8 per share was 33% above the end of year 2001 price of $6 per share. While this increase in value has been welcome, there is still more work to be done. Management will continue to work with the investment community to broaden the base of coverage for the stock. During the past year, the Bank has engaged the services of an outside consulting firm to enhance our coverage within the investment community.

Michigan Heritage Bank has established a strong foundation to your company. We are prepared to meet the challenges and opportunities that exist in our marketplace today, as well as those challenges of the future. Our future looks bright as we continue to focus on customer service, growth, earnings and asset quality as we continue to build franchise and shareholder value.

Sincerely,

Richard Zamojski	Anthony S. Albanese
Chairman & CEO	President & COO

CORPORATE HEADQUARTERS
28300 Orchard Lake Road, Suite 200
Farmington Hills, Michigan 48334
(248) 538-2525

March 15, 2003

Dear Shareholder:

     It is my pleasure to invite you to attend the 2003 Annual Meeting of Shareholders of Michigan Heritage Bancorp, Inc. (the “Company”) on Tuesday, April 15, 2003, at 10:00 a.m. The meeting will be held at the Novi Hilton, 21111 Haggerty Road, Novi, Michigan 48375.

     The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. You will want to review this material for information concerning the business to be conducted at the meeting and the nominees for election as directors.

     Your vote is important. Whether you plan to attend the meeting or not, we urge you to complete, sign and return your Proxy as soon as possible in the envelope provided. This will ensure representation of your shares in the event you are unable to attend. You may, of course, revoke your Proxy and vote in person at the meeting if you desire.

Sincerely,

Richard J. Zamojski
Chairman of the Board of Directors
and Chief Executive Officer

PROXY STATEMENT
Report of the Audit Committee

MICHIGAN HERITAGE BANCORP, INC.
28300 Orchard Lake Road, Suite 200
Farmington Hills, Michigan 48334

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 15, 2003

Solicitation of Proxies

     Michigan Heritage Bancorp, Inc. (the “Company”) is distributing this Proxy Statement and the accompanying Proxy to the Company’s shareholders to solicit proxies to be used at the 2003 Annual Meeting of Shareholders of the Company. The Annual Meeting will be held on Tuesday, April 15, 2003, at 10:00 a.m. The meeting will be held at the Novi Hilton, 21111 Haggerty Road, Novi, Michigan 48375.

     The Board of Directors of the Company is soliciting the enclosed Proxy. The Board mailed this Proxy Statement and the enclosed Proxy to shareholders beginning on March 15, 2003. The Company has included its 2002 Annual Report to Shareholders with this Proxy Statement.

     The Company will pay the entire cost of soliciting proxies. The Company will arrange with brokerage houses, nominees, custodians and other fiduciaries to send proxy soliciting materials to beneficial owners of the Common Stock at the Company’s expense.

Revoking a Proxy

     Any person giving a Proxy has the power to revoke it at any time before it is voted. You may revoke your Proxy in any one of the following ways: (1) you may deliver a written notice of revocation, dated after the date of the Proxy, to the Secretary of the Company at or before the Annual Meeting; (2) you may deliver a later-dated Proxy to the Secretary of the Company at or before the Annual Meeting; or (3) you may attend the Annual Meeting in person and vote your shares by ballot.

Record Date

     The record date for determining shareholders entitled to vote at the Annual Meeting is February 27, 2003. Each of the 1,488,764 shares of Common Stock of the Company issued and outstanding on that date is entitled to one vote on any matter voted on at the Annual Meeting. Abstention votes and votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners (“broker non-votes”) will be counted as “present” at the Annual Meeting to determine whether a quorum exists.

Election of Directors

     The Company’s Bylaws provide that the number of directors, as determined from time to time by the Board, shall be no less than five and no more than fifteen. The Board has presently fixed the number of directors at seven. The Articles of Incorporation provide that the directors shall be divided into three classes, Class I, Class II and Class III, with each class serving a staggered three-year term and with the number of directors in each class being as nearly as equal as possible.

     The Board has nominated Phillip R. Harrison and Philip Sotiroff as Class I directors for three-year terms expiring at the Annual Meeting of Shareholders in the year 2006 and upon election and qualification of their successors. Each of the nominees is presently a Class I director of the Company whose term expires at the 2003 Annual Meeting of Shareholders. The other members of the Board, who are Class II and Class III directors, will continue in office in accordance with their previous elections until the expiration of their terms at the Annual Meetings of Shareholders in 2004 and 2005, as the case may be.

     Unless proxy votes have been withheld, each Proxy received will be voted to elect Mr. Harrison and Mr. Sotiroff as Directors. If any nominee is unable or declines to serve, Proxies will be voted for the other nominee for such person as the Board of Directors designates to replace such nominee. However, the Board of Directors does not anticipate that this will occur.

     Persons receiving a plurality of the votes cast at the Annual Meeting in person or by Proxy will be elected as Directors. “Plurality” means that the persons who receive the largest number of votes cast will be elected as Directors. Shares not voted (whether by abstention, broker non-votes or otherwise) will have no effect on the election.

Security Ownership of Certain Beneficial Owners and Management

     The following table presents information regarding the beneficial ownership of the Company’s Common Stock as of February 27, 2003, by the nominees for election as directors of the Company, the directors of the Company whose terms of office will continue after the Annual Meeting of Shareholders, the executive officers named in the Summary Compensation Table, and all directors and executive officers of the Company as a group.

Name And Address of	Amount And Nature			Percent Of
Beneficial Owner	Of Beneficial Ownership(1)			Class

Anthony S. Albanese	37,673 shs			2.4%
330 Eaton Drive
Northville, MI 48167

H. Perry Driggs, Jr.	31,615 shs	(2)		2.0%
230 Orange Lake Drive
Bloomfield Hills, MI 48302

Lewis N. George	52,200 shs			3.3%
5241 North Bay Drive
Orchard Lake, MI 48324

Phillip R. Harrison	29,466 shs			1.8%
4792 Split Rail Lane
Brighton, MI 48116

Frank A. Scerbo	88,496 shs	(2	)(3)	5.5%
1144 Brookwood Lane
Birmingham, MI 48009

Philip Sotiroff	101,684 shs	(2)		6.4%
770 E. Glengarry Circle
Bloomfield Hills, MI 48301

Richard J. Zamojski	23,250 shs			1.5%
11790 Pine Mountain Drive
Brighton, MI 48116

All directors and executive	364,494 shs			23.1%
officers of the Company
as a group (7 persons)

See Next Page for Footnotes

*	Less than 1.0%

(1)	Unless otherwise noted, all shares are owned solely by the person named or jointly with the person’s spouse. Percentages are based on issued and outstanding shares plus the number of shares that the named person or group has the right to acquire within 60 days after February 27, 2003 pursuant to outstanding stock options as follows: Mr. Albanese and Mr. Zamojski — 13,200 shares each; Mr. Driggs, Mr. George, Mr. Harrison, and Mr. Sotiroff — 14,675 shares each; and Mr. Scerbo — 7,300 shares.

(2)	Includes 3,666 shares held by Mr. Driggs’ spouse, 666 shares held by Mr. Scerbo’s spouse, 7,330 shares held by Mr. Scerbo’s spouse as co-trustee, and 9,303 shares held by Mr. Sotiroff’s spouse.

(3)	Includes 61,600 shares held by trusts of which Mr. Scerbo is co-trustee.

Information About Directors and Nominees as Directors

     The following information is furnished with respect to each person who is presently a director of the Company whose term of office will continue after the Annual Meeting of Shareholders, as well as those persons who have been nominated for election as a director, each of whom is presently a director of the Company as well as a director of Michigan Heritage Bank (the “Bank”), which is the Company’s wholly-owned subsidiary.

     Nominees For Election as Directors at the 2003 Annual Meeting of Shareholders

		Year When
	Has Served As	Proposed Term of
Name, Age, Principal Occupation	Director Since	Office Expires

Phillip R. Harrison, 48	1996	2003
President; Harrison Capital Corporation (Investment Banking)

Philip Sotiroff, 64	1996	2003
President; Sotiroff & Abramczyk, P.C (Law Firm)

Directors Whose Terms of Office Continue After the 2003 Annual Meeting of Shareholders

		Year When
	Has Served As	Proposed Term of
Name, Age, Principal Occupation	Director Since	Office Expires

Anthony S. Albanese, 55	1996	2004
President and Chief Operating Officer; Michigan Heritage Bancorp, Inc. and Michigan Heritage Bank

H. Perry Driggs, Jr., 66	1996	2005
President; Great Lakes Capital Corporation (Investment Banking, Corporate Finance)

Lewis N. George, 65	1996	2004
President; The George Group (Real Estate Development and Management)
Frank A. Scerbo, 53	1997	2005
Vice President; McPhail Corporation (Automotive Supplier)

Richard J. Zamojski, 51	1996	2005
Chairman of the Board and Chief Executive Officer; Michigan Heritage Bancorp, Inc. and Michigan Heritage Bank

Board Compensation, Meetings and Committees

     During 2002, there were twelve regular meetings of the Board Each of the Directors attended all of the meetings of the Board during 2002 except that three directors missed one meeting each. During 2002, the Company paid each non-employee director $5,000 as compensation for serving on the Board. In addition, each non-employee director who was a member of a Board committee received $100 for each committee meeting attended (or $150 per meeting for the chairman of each such committee).

     The Company has a Compensation Committee, whose members are H. Perry Driggs, Jr., Lewis N. George, and Frank A. Scerbo (Chairman). The Compensation Committee met two times in 2002 to set executive compensation and to review and evaluate the Company’s compensation policies to ensure such policies are consistent with the Company’s best interests and are properly implemented. The Company’s compensation policies are intended to motivate executives, managers, and other employees by providing incentives to achieve results which will produce greater shareholder value.

     The Company has no standing Nominating Committee. The Board is responsible for reviewing and making recommendations as to its size and composition, nominating candidates for election as directors, and filling any vacancies that may occur between annual meetings. The Board will consider as potential nominees persons recommended by shareholders. Recommendations should be submitted to the Board in care of Richard J. Zamojski, Chairman of the Board. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies such person for consideration, and a statement that such person has agreed to serve if nominated and elected. Shareholders who themselves wish to effectively nominate a person for election to the Board, as contrasted with recommending a potential nominee to the Board for its consideration, are required to comply with the advance notice and other requirements set forth in the Company’s Bylaws.

     The Company has an Audit Committee, whose members are Lewis N. George, Phillip R. Harrison (Chairman), and Philip Sotiroff. The committee met three times in 2002. The responsibilities of the committee are as follows:

•	Assist the Board in fulfilling its financial oversight responsibilities;
•	Review the financial information provided to Shareholders and the Securities and Exchange Commission (“SEC”);
•	Oversee the corporate accounting and financial reporting practices;
•	Recommend the selection of an independent auditor;
•	Review the scope of audit and related audit fees; and
•	Monitor systems of internal controls.

Report of the Audit Committee

     The Audit Committee currently consists of three independent Directors, as defined by the Nasdaq listing standards, who are neither officers nor employees of the Company. The Audit Committee acts under a written charter reaffirmed by the Board of Directors in May 2001, which was attached as Appendix A to the Company’s 2002 proxy statement.

     While the Audit Committee has the responsibilities and powers set forth in the Audit Committee’s Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is management’s responsibility. It is also not the duty of the Audit Committee to assure compliance with laws and regulations.

     The Audit Committee has reviewed and discussed with management and our independent auditors, Plante & Moran, PLLC, the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2002. Based on its review and discussions, the Audit Committee has recommended to the Board that these financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.

     The Audit Committee also has discussed with Plante & Moran, PLLC the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards No. 61, as amended. As required by Independence Standards Board Standard No. 1, as amended, “Independence Discussion with Audit Committees,” the Audit Committee has received and reviewed the required written disclosures and a confirming letter from Plante & Moran, PLLC regarding their independence, and has discussed the matter with the auditors.

     The Audit Committee has considered whether the provision of all non-audit services performed by Plante & Moran, PLLC is compatible with maintaining auditor independence.

Members of the Audit Committee

Lewis N. George Phillip R. Harrison Philip Sotiroff

March 6, 2003

Compensation of Executive Officers

     Compensation information is provided only for Richard J. Zamojski and Anthony S. Albanese because no other executive officer of the Company had total annual salary and bonus in excess of $100,000.

Summary Compensation Table

						Securities		All other
				Other Annual	Restricted Stock	Underlying		Compen-
		Salary	Bonus	Compensation	Awards	Options/SARs	LTIP Payouts	sation
Name	Year	($)	($)	($)	($)	(#)	($)	($)

Richard J. Zamojski	2002	129,827	0	3,185	0	0	0	0
	2001	124,808	15,000	5,169	0	13,200	0	0
	2000	120,000	14,650	4,741	0	0	0	0
Anthony S. Albanese	2002	129,827	0	5,629	0	0	0	0
	2001	124,808	15,000	5,353	0	13,200	0	0
	2000	120,000	14,650	3,050	0	0	0	0

     The Company did not grant any stock options during 2002.

AGGREGATE FISCAL YEAR END OPTION/SAR VALUES

Value Of
			Number of Securities	Unexercised
			Underlying Unexercised	In-The-Money
			Options/SARs	Options/SARs
	Shares Acquired	Value	At Fiscal Year-End	At Fiscal Year-End
Name	On Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable (1)

Richard J. Zamojski	0	$0	13,200/0	$39,600/$0
Anthony S. Albanese	0	$0	13,200/0	$39,600/$0

(1)	Based on the last trade on December 31, 2002

     During 2002, none of the executive officers of the Company exercised any stock options. The Company does not have a long-term incentive plan.

Related Party Transactions

     Banking Transactions. It is anticipated that the directors and officers of the Company and the Bank and the companies with which they are associated may have banking and other transactions with the Bank in the ordinary course of the Bank’s business. Applicable law and the Bank’s policy require that any loans and commitments to lend to such affiliated persons or entities included in such transactions or other transactions with such affiliates be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated parties of similar creditworthiness, do not involve more than normal risk or present other unfavorable features to the Bank, and be on terms no less favorable to the Bank than could be obtained on an arms-length basis from unaffiliated independent third parties.

     The Company paid the investment banking firm of which Mr. Harrison is a member broker and management fees of $193,501 in 2002. The fees primarily are commission payments for equipment leases brokered by such firm and various lease-related management services.

     The Company paid the law firm of which Mr. Sotiroff is a member legal fees of $85,725 in 2002. The Board has adopted a policy whereby Mr. Sotiroff’s firm has been designated as the provider of legal services to the Company for certain practice areas, so long as the fees charged by such firm are substantially competitive with those of comparable firms.

     There were no loans outstanding during 2002 for any director or director affiliate.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that its officers, Directors, and greater than 10% shareholders met all applicable filing requirements during the last fiscal year.

Independent Accountants

     Plante & Moran, PLLC has served as independent accountants for the Company since its inception. Plante & Moran, PLLC was selected by the Board of Directors to serve as the Company’s current fiscal year (ending December 31, 2003). It is anticipated that representatives of Plante & Moran, PLLC will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     Audit Fees. Audit fees paid to Plante & Moran, PLLC for the Company’s 2002 annual audit, extended audit procedures, and reviews of the unaudited financial statements included in the Company’s 2002 quarterly reports on Form 10-QSB were $72,820

     Financial Information Systems Design And Implementation Fees. There were no fees paid to Plante & Moran, PLLC for financial information systems design and implementation fees.

     All Other Fees. The balance of all other fees paid to Plante & Moran, PLLC for the fiscal year 2002 was $24,830 which was for all other non-audit fees, primarily for the review of internal control structure, financial reporting process, and tax consultations. There were no fees paid to Plante & Moran, PLLC for technology services.

     Compatibility Of Non-Audit Services. There were no technology services provided by Plante & Moran, PLLC to the Company for the fiscal year ending December 31, 2002. The Board believes the provision of the other non-audit services by Plante & Moran, PLLC is compatible with maintaining Plante & Moran’s independence.

     Leased Personnel In Connection With The Audit. There were no leased personnel used by Plante & Moran, PLLC in connection with the Company’s 2002 audit.

Shareholder Proposals For 2003 Annual Meeting of Shareholders

     Shareholder proposals to be presented at the 2004 Annual Meeting of Shareholders must be received by the Company not later than November 16, 2003, if they are to be included in the Company’s Proxy Statement for that meeting. Such proposals should be addressed to the Secretary at the Company’s executive offices.

     In addition, in accordance with the provisions contained in the Company’s Bylaws, any shareholder who wishes to present a proposal for action at the 2004 Annual Meeting of Shareholders must give advance notice of his or her proposal in writing to the Secretary of the Company not later than February 14, 2004 (60 days before the anniversary date of the Annual Meeting of Shareholders being held this year), and must include with such notice the information required by the Bylaws. Similar advance notice requirements of the Bylaws apply to any nomination for election as a director of the Company.

Other Matters

     At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the 2003 Annual Meeting other than the matters described in this Proxy Statement. However, if any other matters should come before the meeting, the persons named in the proxy card intend to vote the proxy in accordance with their judgment on such matters.

Form 10-KSB

     Any shareholder who would like to have a copy of the Company’s Form 10-KSB (including the financial statements and financial statement schedules) as filed with the Securities and Exchange Commission, may obtain it at no charge by writing to Thomas Debolski, Secretary, at the Company’s Corporate Headquarters at 28300 Orchard Lake Road, Suite 200, Farmington Hills, Michigan 48334.

By Order of the Board of Directors,

/s/Thomas Debolski
Secretary and Treasurer

March 15, 2003

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY MICHIGAN HERITAGE BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS
APRIL 15, 2003

          The undersigned hereby appoints Richard Zamojski and Anthony S. Albanese, or either of them, attorneys and proxies with power of substitution, to vote all of the Common Stock of the undersigned at the Annual Meeting of Shareholders of Michigan Heritage Bancorp, Inc. to be held at the Novi Hilton, 21111 Haggerty Road, Novi, Michigan 48375 on Tuesday April 15, 2003, at 10 a.m., local time, and at any adjournments thereof upon the following matters;

Please be sure to sign and date this Proxy in the box below	Date

Shareholder sign above	Co-holder (if any) sign above

1.	The election as directors of all nominees listed (except as marked to the contrary below):	For ☐	With-hold ☐	For All Except ☐
Philip Sotiroff Phillip R. Harrison

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED PROPOSAL.

          THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF MICHIGAN HERITAGE BANCORP, INC.

          The undersigned acknowledges receipt of the Proxy Statement dated March 15, 2003, and ratifies all that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof, and revokes all former proxies.

          Please sign this proxy exactly as your name appears hereon, date it and return it in the enclosed envelope. Joint owners should each sign. If you are signing as guardian, trustee, executor, administrator, or attorney-in-fact, please so indicate. Please also note any address correction above.

/\ Detach above card, sign, date and mail in postage paid envelope provided. /\

MICHIGAN HERITAGE BANCORP, INC.

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